UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 2, 2007

Kennametal Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5318	25-0900168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code:
(724) 539-5000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.

Item 8.01 Other Events.
Chairman of the Board and Lead Director
     At its December 2, 2007 meeting, the Board of Directors elected Carlos M. Cardoso, the Company’s President and Chief Executive Officer, to serve as Chairman of the Board. Mr. Cardoso will assume the Chairmanship effective as of January 1, 2008. In addition, the Board designated Larry D. Yost, who has served as the Chairman of the Board since January 1, 2007, as the Lead Director. Mr. Yost will assume the Lead Directorship effective January 1, 2008 and will continue to serve as the Chairman of the Nominating/Corporate Governance Committee.
Other Matters
     On December 5, 2007, the Company issued a press release announcing the election of Mr. Cardoso as Chairman of the Board and the designation of Mr. Yost as the Lead Director, both effective as of January 1, 2008. A copy of this press release is included herein as Exhibit 99.1, and is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release dated December 5, 2007 re: Chairman of the Board and Lead Director

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC.

Registrant

Date: December 5, 2007	By:	/s/ David W. Greenfield

David W. Greenfield Vice President, Secretary and General Counsel